Exhibit 10.1

                          Private Stock Swap Agreement
                          ----------------------------

In  Madrid,  November  11,  2002

                                 BY AND BETWEEN

On the one side, Mr. GUSTAVO GOMEZ SANCHEZ, a Spanish national, of legal age, married, with address in Madrid, Calle Villanueva 16, 5 Planta holding National Identification Card Number 14301513-K.

On the other side, Mr. NICOLAS MARIA BODO BARON VON BRUEMER, of legal age, a German national, single, with address at Marbella Club, Urbanizacion Sta. Margarita-Sta. Barbara, in Marbella (Malaga), holding Resident's and Foreigner's Identification Card Number X-0977758-M.

And Mr. ALFONSO NICOLAS DE BORBON YORDI, of legal age, a Spanish national, single, with address in Madrid, Calle Roncal No. 5 and holding National Identification Card Number 51063523-G.


                                     ACTING

     - Mr. Gustavo Gomez Sanchez, in the name and on behalf of ITS NETWORKS INC., a US company with registered offices at 1200 South Pine Island Road, Plantation, Florida 33324, validly and duly incorporated according to the laws of the State of Florida (U.S.A.) and duly registered with number P98000098356 in the Companies Registry, in the State of Florida (U.S.A.). He acts hereby with the powers of attorney granted by the aforementioned company attached as Schedule I.

     Hereinafter  referred  to  as  "ITS".

     - Mr. Alfonso Nicolos de Borbon Yordi, in his own name and on his own behalf.

     - Mr. Nicholas Maria Bodo, Baron Von Bruemmer, in his own name and on his own behalf and in the name and on behalf of:

          The Company IMBUEHL INMOBILIEN-UND FINANZ, A.G., with registered offices at CH 2601 ZUG, Chamerstr, 14, incorporated on April 13, 1961, and recorded in the Companies Registry of Switzerland with number ZUG 170.3.018.119-9.

          The Company "COMPOSTELLA STIFTUNG", with registered offices in Liechtenstein, Aeule Strasse, 5, FL 9490, Vaduz.

          The Company "OPTA Ltd.", with registered offices at 5 Bridge Road Business Park, Bridge Road Haywards Heath W. Sussex RH161TV, recorded in the Companies Registry with number 2522439.

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          Mr.  JEAN-MARC  VUILLE, a Swiss national, with business address in the city of Zollikon, CH-8702, Switzerland at Calle Dufourstrasse, 58, holding valid passport number 0181283.

          The Company "MULTIMEDIA SPORT PRODUCCIONES, S.L.", with registered offices in Madrid, at Calle Conde Penalver number 61 with National Tax Identification Code Number B-82.730.904.

          The company "OLACAPITAL, S.L.", with registered offices in Marbella, at Avenida Severo Ochoa, number 28, Edificio Marina Marbella with National Tax Identification Code Number B-92206101.

          And the following individuals whose personal details are stated in the relevant powers of attorney attached to this Agreement as Schedule II:

     -    Alejandra  de  Borbon  Yordi

     -    Leon  Toran

     -    Arne  Jessen  Rubio

     -    Gonzalo  Hamparzoumian  Arango

     -    Jose  Manuel  Ortiz  Otz

     -    Carlos  Luis  Alvarez  Gonzalez

     -    Francisco  de  Borja  Baza  Segimon

     -    Ivan  Maria  Basa  Segimon

     -    Jaime  Eduardo  Colomer  Rios

     -    Cristina  Cortes  Rivas

     -    Matias  Cortes  Rivas

     -    Pilar  Cortes  Rivas

     -    Gonzalo  Chavarri  Figueroa

     -    Maria  Fraile

     -    Jose  Maria  Garcia  Fraile

     -    Beatriz  Guerrero  Delgado

     -    Ignacio  Ledesma  Vaquero

     -    Emilio  Jesus  Mejia  Fernandez  de  Velasco

     -    Diego  Ocana  Mata

     -    Montserrat  Ramirez

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     -    Maria  del  Carmen  Rivas  Gomez

     -    Fernando  Rodriguez  Garcia

     -    Maria  Jose  Palomo  Cano

     -    Luis  Carlos  Perez  Mostajo

     -    Barbara  Ocana  Mata

     -    Angel  Luis  Sierra  Gomez

Mr. Nicholas Maria Bodo, Baron Von Bruemmer acts by virtue of the powers of attorney granted by the individuals and companies mentioned above, which have been attached hereto as Schedule II.

Mr. Nicholas Maria Bodo, Don Alfonso de Borbon Yordi, and all the individuals represented by Mr. Nicholas Maria Bodo, are hereinafter jointly referred to as the MAJORITY SHAREHOLDERS OF TELECONNECT. The MAJORITY SHAREHOLDERS OF TELECONNECT own shares that represent 90.96 per cent of the stock capital and voting rights of TELECONNECT COMUNICACIONES, S.A. (hereinafter referred to as "TELECONNECT").

The parties appearing hereby, in the positions in which they respectively act, make the following

                                REPRESENTATIONS

III.1 Representations by ITS: ITS states that, in order to carry out its wishes, it has particularly valued the fact that the MAJORITY SHAREHOLDERS OF TELECONNECT guarantee the truth of the representations regarding TELECONNECT made in this AGREEMENT and on its behalf represents and guarantees the following to the shareholders of
          TELECONNECT:

III.1.1. Incorporation and authority: ITS is a company, duly organized and validly existing, with a good status under the laws of the State of Florida. It holds the corporate authority and all the material government licenses, authorizations, permits and approvals to own its property and to carry out its business, as it has been doing up to now, duly qualified to perform its business and with a good status for the nature of its activities in all the jurisdictions that such qualifications are required.

III.1.2. Corporate authorization: Entering into, delivery and performance of this Agreement, and the transactions included therein, within the corporate authority of ITS, has been duly approved by the Board of Directors. No other approval or authorization is required therefor by the shareholders of ITS nor any additional corporate action that has not already been obtained. The Agreement is a legal obligation and is validly binding regarding ITS, and enforceable pursuant to the terms and conditions therein, unless this has been restricted due to bankruptcy, insolvency, reorganization or other related laws that affect the enforcement of creditors' rights and the obligations of debtors.

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III.1.3.  Capitalization:  The  authorized stock capital of ITS consists of a single class of 50,000,000 common shares, with a par value of $ 0.001 each, of which 25,263,870 shares are issued and pending at present; one class of 5,000,000 Convertible Preferential Shares, of which 1,500,000 are convertible preferential shares of Series A, without a par value, which were issued and are still pending. All the pending shares of the common stock of ITS have been duly issued, fully paid up, may not be encumbered and free of any preemptive rights, pledges, encumbrances, liens, claims, legal actions and restrictions of any kind.

III.1.4. Registration, Information and Financial Situation: ITS has fully and accurately submitted, in all their aspects, all tax or statutory reports, records and statements required by the government authorities, fulfilling all the material aspects of applicable laws or regulations. Within a term of two months, counted from the date this AGREEMENT is signed, ITS shall draw up and deliver the following to TELECONNECT (i) the audited statements of the assets, liabilities and taxable base on the capital revenue of ITS and the relevant statements on profits, expenses and accumulated profits for the period ending on June 30, 2002, drawn up according to generally accepted accounting principles ("GAAP"), applied in a congruent manner; and
          (ii) the federal tax return for the company ITS for the financial year closed on September 30, 2001.

          Such financial statements and returns provide a fair image of the assets, liabilities and capital of ITS and its profits, expenses and accumulated profits for the relevant period. The books and records of ITS are complete and correct in all their material aspects, and have been kept in accordance with suitable corporate practices and accurately show the basis of the financial situation and profits or losses from ITS business in all material aspects.

III.1.5. Lack of material assets and liabilities: On the date this Agreement is signed, ITS has no liabilities of any kind, either accrued, absolute, contingent or of any other kind, neither materially due or that will be due, for ITS and of any nature that should be stated in a balance sheet or the notes thereto, drawn up pursuant to the GAAP, which are not revealed or forecast in the balance sheet of ITS drawn up for the financial year closed on September 30, 2001 and in Form 10-QSB for the period closed on June 30, 2002.

III.1.6. Legal actions: There are no proceedings, claims or legal actions pending in any court, commission or other authority nor, as far as ITS is aware, which are threatened to be brought that ITS is involved and which (a) are not fully covered by an insurance policy or (b) if the results are against the interests of ITS, they would mean an adverse material effect on the business, properties or transactions of ITS, except that stated in its Report in Form 10-KSB for the financial year closed on September 30, 2001. ITS is not aware of any reasonable cause for any other action, claim or proceedings to be brought. There are no investigations pending, or that ITS is aware of, that are threatened to be brought by any body, agency or public or governmental authorities that affect ITS.

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III.1.7.  Non-infringement;  Fulfillment  of  the  law:  ITS holds full legal rights, powers of attorney and legal authority to enter into this Agreement and to take part in the transactions as they are planned to be carried out. Neither entering into this Agreement nor the delivery and performance thereof, nor carrying out such transactions could imply termination, cancellation or early enforcement of any right or obligation of ITS, nor do they imply any breach, contradiction or failure in fulfillment of the terms, conditions or provisions of the deed of incorporation or the by-laws of ITS, nor any provision of any document, mortgage, pledge, credit agreement, deed, law, order, ruling, decree, arbitration decision, regulation, rule or other legal restriction, which ITS is party to or whereby such company or any of its properties is or could be related to. ITS does not breach any applicable provision of any law, statute, rule, regulation, administrative interpretation, order, policy or decree of any court or governmental or administrative authority, which may be applicable to the company or any of its properties, and that are offences that do not have or may not be reasonably expected to have, either individually or as a whole, an adverse material effect. ITS has been granted all the permits, licenses, certificates of authorization, orders and approvals, and it has carried out all the actions and made all the applications and registrations to the relevant federal governmental or statutory, state, local or foreign bodies so that it may perform its business activity, except the permits, licenses, certificates of authority, orders, assessments, procedures, applications or registrations, the absence or non-performance of which could not reasonably be expected to result in a material adverse effect. Such permits, licenses, certificates of authorization, orders and approvals are fully valid and in force and, as far as ITS is aware, there is no risk of suspension or cancellation of any of them and all such reports and registrations are up to date in all the material aspects, except those, the absence or non-performance of which could not reasonably be expected to result in a material adverse effect. There are no pending investigations regarding ITS by any government agency, as far as ITS is aware, that could be imminently brought and that, as far as ITS is aware, no government agency has stated its intention to carry out any investigation, the results of which could imply a material adverse effect on the business, income, liquidity or financial situation of ITS.

III.1.8.  Health  and  Safety,  Environmental  Pollution  and  Contamination
          Control: As far as ITS is aware, it fulfils all the applicable federal, state and local laws and rules regarding health, hygiene, pests, disinfection and de-rodent treatment, waste dumping, environmental pollution and contamination control, with no limitations, all the laws and rules have been fulfilled that govern production, use, collection, treatment, storage, transport, recycling, disposal, unloading or dumping food products or toxic materials. It has never been alleged that ITS infringes, nor is subject to any legal or administrative proceedings under such laws or regulations, either now or at any time in the last three years that have not been duly settled.

III.1.9. Negotiations and commission: All the negotiations related to this AGREEMENT and the transactions included therein have been directly

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          carried out by  ITS with TELECONNECT. No party, that ITS is aware of, has been involved that could give rise to any valid claim against any of the parties of the agreement, regarding brokerage commission, overdraft commission or payment of any other kind.

III.1.10. Government Authorization and Permission: No authorization, approval or consent is required by any body, authority, person or public or governmental institution that has not already been obtained so that ITS may acquire the shares of TELECONNECT, as stipulated in this AGREEMENT.

III.1.11. Accuracy of the Representations and Guarantees: None of the representations and guarantees made by ITS in this document or any written representation or certificate provided, or that must be provided by ITS pursuant thereto, contains or will contain any false declaration regarding a material fact, nor that omits nor will omit a material fact required for the statements made to be misleading, in view of the circumstances in which they were made.

III.1.12. Documents provided to TELECONNECT: There are no obligations, agreements, leases, commitments, policies, contracts, easements or documents related to ITS that have not been provided to TELECONNECT. All the obligations, agreements, office leases, commitments, policies, relationships, contracts, clauses, forms, easements or deeds, which have materially meant that the transactions, the value or use of the tangible assets of ITS are fully valid and in force; no part of any document implies a material conflict with any other part thereof, either due to breach of contract or lack of fulfillment of any of its obligations stated therein; no fact, event or circumstance has arisen that, due to the passing of time or notification, or both, implies breach of contract or infringement thereof; no part of any document has been notified or is there any risk of notification of any proceedings to settle, cancel, withdraw or bring legal remedy regarding any deed; entering into and performing this AGREEMENT and carrying out the transactions stated therein do not imply a breach of contract or infringement, nor imply any offence under the provisions of any deed, law, ordinance, order, regulation, decree or rule applicable to ITS or the assets of ITS that could give rise to a material adverse effect for ITS or its most important assets.

III.1.13 Shareholding: ITS holds THREE MILLION (3,000,000) shares of the shareholders' equity, representing 12 per cent of its current stock capital.

III.2     Representations  by  the  MAJORITY  SHAREHOLDING  OF  TELECONNECT:
The MAJORITY SHAREHOLDERS OF TELECONNECT states that in order to carry out its wishes, it has particularly valued the fact that ITS guarantees the truth of the representations regarding ITS, made in this AGREEMENT, and on ITS behalf they represent and guarantee the following to the shareholders of ITS:

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III.2.1.  Composition of TELECONNECT's stock capital: TELECONNECT's stock capital is currently divided into 29,650,724 common stock, validly issued, fully subscribed and paid up. All the shares that are irrevocably transferred, by virtue of this AGREEMENT, are free from any liens and encumbrances, with no limitation whatsoever that could affect them from being fully and freely transferred.

III.2.2. SHAREHOLDING: The MAJORITY SHAREHOLDERS OF TELECONNECT are the true and legitimate holders of the SHARES with full ownership thereof (economic and political rights), which are duly transferred by virtue of the documents and in that provided as stated in Schedule III.

III.2.3. Holdings in other companies: TELECONNECT is the sole partner of the company TELECONNECT LABS, S.A., SOLE MEMBER COMPANY, with a stock capital of 255,965.90 Euros, duly incorporated and recorded in the Companies Registry of Madrid, in Volume 14.000, Book 0, Folio 30, Section 8, Sheet M-229580, registration 1. Likewise, each and all of the agreements adopted by the company boards of TELECONNECT LABS, S.A. have been duly recorded in the Companies Registry, the latter having paid all the costs, fees and taxes related to the formalities and registration of such agreements, except those that are still pending registration as stated in the "report on the legal aspects" attached hereto as Schedule V and that both parties state they are aware of.

TELECONNECT is also the sole partner of the company OLACOSTA, S.L., SOLE MEMBER COMPANY, with a stock capital of 3,005.06 Euros, duly incorporated and recorded in the Companies Registry of Madrid, in Volume 15,344, Book 0,
Folio 91, Section 8, Sheet M-257301, registration 1. Likewise, each and all of the agreements adopted by the company boards of OLACOSTA, S.L., have been duly recorded in the Companies Registry, the latter having paid all the costs, fees and taxes related to the formalities and registration of such agreements.

Except  for  that  stated  above,  TELECONNECT:

     a) Does not hold, either directly or indirectly, any interest in a company or institution, nor has any relationship with other parties nor belongs to any joint venture or economic group;

     b) Does not take part in any governing body or hold any representation whatsoever in any company or institution, not even in that of TELECONNECT LABS, S.A., nor does it take part in the management of any civil or commercial business;

     c) Has not acquired or transferred shares of a listed company representing a holding equivalent to or higher than 5 per cent or successive multiples in the stock capital thereof;

     d) Has no cross or circular shares nor any others that could infringe company legislation in force.

III.2.4. Licenses: TELECONNECT has been granted all the pertinent licenses, permits and authorizations to perform its business. There are no pending procedures that could imply revocation or limitation of any of such permits,

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licenses,  approvals  and  authorizations,  nor that  could  imply  any kind of conditions or supplementary obligations to keep or transfer them that did not exist at the time of their being granted; Except for that mentioned in the Telefonica document attached hereto as Schedule XIV. TELECONNECT is not bound to make any additional payments to fulfill or continue to fulfill any law.

III.2.5. Financial statements: the FINANCIAL STATEMENTS show a true and faithful image of the equity and the profit or loss situation of TELECONNECT on July 31, 2002. Likewise, up to the date of this AGREEMENT, the management of TELECONNECT has been performed with the normal care, and the current transactions have all been concluded in normal conditions and at market price, or no other fact has taken place, regardless of its nature, that could negatively affect the situation of TELECONNECT.

III.2.6. Non-acceptance of HIDDEN LIABILITIES or contingencies: ITS does not accept any HIDDEN LIABILITY or contingency that:

     (i)  Is  not  duly  stated  in  the  FINANCIAL  STATEMENTS  contained  in
          Schedule  V.

    (ii)  Is  not  expressly  stated  in  this  AGREEMENT.

          Is not expressly set forth in the "Report on legal aspects" of TELECONNECT, contained in Schedule VI, nor in the "Due Diligence" by drawn up by Transforma Capital, attached as Schedule VII, nor in the tax and labor reports referred to below and contained in Schedules VIII and IX, nor in Schedule X, respectively

In such a manner that all the HIDDEN LIABILITIES and contingencies, except those stated above, shall be the sole liability of the parties acquiring ITS shares, by virtue of this AGREEMENT. In particular, the MAJORITY SHAREHOLDERS OF TELECONNECT represent and guarantee that all the debts payable on the date this AGREEMENT is signed have been duly paid, except those stated in

     (iii)  Schedules  IV  to  X,  all-inclusive.

HIDDEN LIABILITIES shall be deemed to mean any false, inaccurate or incorrect statement, both in the representations made by the MAJORITY SHAREHOLDERS OF TELECONNECT in this AGREEMENT, whether known or not by the MAJORITY SHAREHOLDERS OF TELECONNECT and in the FINANCIAL STATEMENTS, which could result in payment or payments needing to be made or planned payment or payments not being received by TELECONNECT, thus they may not have been taken into account to determine the value of the SHARES and:

     a) in this AGREEMENT that imply any lack of knowledge, omission or concealment of a contingency, liability, obligation, duty or commitment of any kind, debt, charge, tax, fee or contribution of any kind, Social Security payment, fine, interest, or any other harm or financial or economic damage, including that derived from loss of profit incurred or that could be incurred by TELECONNECT;

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     b)  is not stated in the FINANCIAL STATEMENTS or with due provisions therefor, or expressly stated in any of the Schedules of this Agreement.

     c) and the cause or origin is before November 12, 2002, even though it arises or is known or claimed on a later date.

In addition, for the purposes of this AGREEMENT, the amount of TELECONNECT's net debt, which exceeds 2,200,000 Euros on the date of this AGREEMENT, shall be regarded as a HIDDEN LIABILITY.

III.2.7. Taxes: Except for that stated in the tax report attached as Schedule VIII, TELECONNECT has made all its declarations and assessments in due time and manner, and is therefore up to date in all its tax obligations.

III.2.8. - Legal proceedings: TELECONNECT is a defendant party in the lawsuits listed in Schedule X.

III.2.9.  -  Labor  aspects:

a. - Employees: Except for that stated in the labor reports attached as Schedule IX, TELECONNECT fulfills and has fulfilled all the laws and obligations derived from the pension and social security systems or rules and regulations that may be applicable regarding employment and labor practice, including all the collective bargaining agreements and has no outstanding or unpaid labor obligations.

b. - Severance payments: All the labor contracts terminated up to the date of this document have been suitably settled and paid up.

c. - Salaries, withholding and contributions: TELECONNECT is up-to-date with all its salary obligations, except for those listed in Schedule IX and which both parties state they are aware of.

III.2.10.- Information provided to ITS: the MAJORITY SHAREHOLDERS OF TELECONNECT have informed ITS of all the information that could be considered reasonably relevant or material for the purpose of assisting ITS in forming its opinion and adopting a decision to acquire all the stock capital of TELECONNECT in exchange for the agreed consideration.

III.2.11. - Prior Due Diligence: the financial, legal, and accounting due diligence of TELECONNECT carried out by ITS, prior to signing this AGREEMENT, was based on the documents that had been provided to ITS by the MAJORITY SHAREHOLDERS OF TELECONNECT, therefore it is expressly stated that carrying out the aforementioned due diligence by ITS does not limit the liability of the MAJORITY SHAREHOLDERS regarding HIDDEN LIABILITIES.

III.2.12. - Shareholding: the MAJORITY SHAREHOLDERS OF TELECONNECT are holders of the shares representing 90.96 percent of the stock capital and voting rights of TELECONNECT.

III.2.13.- Termination of agreements with ASSOCIATED PARTIES: The MAJORITY SHAREHOLDERS OF TELECONNECT state that all the financial and economic agreements, contracts and clauses and of any other kind signed between, on the one side, TELECONNECT, and, on the other side, the MAJORITY SHAREHOLDERS OF

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TELECONNECT  or  any  ASSOCIATED  PARTY  thereof,  on  the  date of signing this
AGREEMENT have been terminated and there is no cost, liability or obligation for payment held by TELECONNECT, pending settlement by virtue thereof, except the Service Agreement authorized in the public deed dated January 29, 2001, by the Notary Public of Madrid, Mr. Jose Angel Martinez Sanchiz, with number 323 of his records, entered into between TELECONNECT and OLACAPITAL S.L., which both parties state they are aware of, and will terminate prior to December 5, 2002. The maximum amount to be undertaken by ITS to terminate the aforementioned Service Rendering Agreement is a total of 18,000 Euros.

III.2.14. - By-laws, Company books and Registration sheet: The Minutes Books of TELECONNECT contain the full and suitable transcription of all the minutes of the Board of Directors and General Shareholders' Meetings of TELECONNECT held up to today's date, and faithfully reflect all the items dealt with and the resolutions adopted there at. Likewise, TELECONNECT has paid all the costs, fees and taxes related to the formalities and registration of such resolutions, except those that are pending registration, stated in the Report on Legal Aspects attached hereto as Schedule VI and that both parties state they are aware of.

III.2.15. Industrial property: TELECONNECT is not party to any agreement whatsoever, either as a licensor, licensee, assignee, distributor or in any other position that could affect its Industrial Property rights or trade secrets. TELECONNECT is authorized to use the trade names and trademarks it uses in its commercial business and that it has been using to carry out all its business activities, and such use is not in conflict nor does it infringe or violate third party rights in any other manner.

III.2.16. Insurance policies: the insurance policies underwritten by TELECONNECT are sufficient to cover the risks of its business activity as well as any damages that could be caused to its offices, furnishings and other assets, and any damage that TELECONNECT or its employees could cause to third parties. There is no insurance claim pending by or against TELECONNECT and no circumstances are known that could give rise to any claim.

III.3.  Joint  representations  by  ITS  and  the  MAJORITY  SHAREHOLDERS  OF
TELECONNECT: ITS and the MAJORITY SHAREHOLDERS OF TELECONNECT jointly state the following:

III.3.1. Appraisal of TELECONNECT: 100 per cent of the SHARES of TELECONNECT has
been  valued  at   1,378,759 Euros.

III.3.2. Appraisal of ITS: 12 per cent of the SHARES of ITS has been valued at 1,378,759 Euros.

III.3.3. Planned target results: the MAJORITY SHAREHOLDERS OF TELECONNECT wish to swap 100 per cent of the SHARES representing the current stock capital of TELECONNECT for 12 per cent of the SHARES representing the stock capital of ITS once the transaction has been completed. At the same time, ITS also wishes to swap 12 per cent of the SHARES representing its stock capital for 100 per cent of the SHARES representing the current stock capital of TELECONNECT. In fact, THE PARTIES seek the target result consisting of ITS acquiring the business of TELECONNECT by means of acquiring ownership of the SHARES representing 100 per cent of the current stock capital and the voting rights of TELECONNECT, in exchange for the shareholders of TELECONNECT acquiring the ownership of the SHARES representing 12 per cent of the stock capital and the voting rights of ITS.

The parties wish that the 12% of ITS' capital received by TELECONNECT's shareholders in exchange for its shares, to be calculated after any increase in ITS' capital related to financing this transaction, within the term of twelve months as of the date this AGREEMENT is signed.

By entering into this AGREEMENT, in the case that there is any minority shareholder of TELECONNECT that does not wish to swap its shares, this AGREEMENT shall still be valid, providing that ITS acquires at least 96 per cent of the SHARES and the political and economic rights of TELECONNECT before December 5, 2002, other wise that set forth in Clause 1.3 of this AGREEMENT shall be applicable.

III.3.4. Financing of TELECONNECT: The commitment by ITS to contribute the necessary financing to TELECONNECT shall be deemed an essential part of this AGREEMENT. Such commitment must be valid, from the date this AGREEMENT is signed, for the amounts and at the times that may be deemed appropriate, to guarantee the successful future operation of the company. The MAJORITY SHAREHOLDERS OF TELECONNECT state that they are convinced that financing of 3,000,000 Euros should be sufficient to ensure the good running of the company.

Should further financing be required, for a higher amount than that mentioned in the previous paragraph, in order to ensure the good running of the company, the MAJORITY SHAREHOLDERS OF TELECONNECT expressly undertake to take all the steps in good faith that are within its reach at this time to obtain further financing for TELECONNECT, up to the sum that may be required and in the shortest time possible.

The MAJORITY SHAREHOLDERS OF TELECONNECT state that the net debt of TELECONNECT at the time of signing this agreement is no higher than 2,200,000 Euros; however, in the event that, within the term of twelve months counted from the date of such formalities, it is shown that the aforementioned net debt is higher, the guarantee mechanisms stated in Clause 1.5 of this Agreement shall come into force.

III.3.5.-Formalities of the Agreement: In consideration for the provisions, representations, and guarantees stated above, and those appearing hereby reciprocally acknowledging their legal capacity to enter into contract, and undertake the obligations in the positions in which they act, THE PARTIES hereby carry out the formalities for this AGREEMENT, which shall be governed by the applicable rules in general and, in particular, by the following:

                                    CLAUSES

1.  -  Object  of  this  AGREEMENT
       ---------------------------

1.1.  -  SHARE  swap

1.1.1.  -  Object:

a) By virtue of this Agreement, the MAJORITY SHAREHOLDERS OF TELECONNECT irrevocably transfer the full ownership of their SHARES. Likewise, for such purpose, they undertake to make all their best efforts so that ITS acquires 100 per cent of the shares representing the current stock capital of TELECONNECT.

b) ITS undertakes to transfer up to 3,000,000 of the shares representing 12 per cent of its current stock capital to the MAJORITY SHAREHOLDERS OF TELECONNECT as well as the rest of the purchasers of ITS shares, as a swap and as consideration for acquiring the TELECONNECT shares, pursuant to that set forth in the following Clauses.

The parties wish that the 12% of ITS' capital, received by TELECONNECT's shareholders in exchange for its shares, be calculated after any increase in ITS' capital related to this transaction, within the term of twelve months as of the date this AGREEMENT is signed, in order to avoid the dilution effect caused by such increase. After such term has elapsed, the parties must reach an agreement to adjust the share swap if, as mentioned above, TELECONNECT's shareholders must receive more ITS shares than those initially received in performance of this Agreement.

1.1.2.  -  Swap  ratio:  The  PARTIES  have  appraised  the  3,000,000  shares
representing  12 per cent of the current stock capital of ITS at   1,378,759, at
a  value  of  0.4595   per  share.

Likewise, the parties have appraised the 29,650,724 shares representing 100 per cent of the current stock capital of TELECONNECT at 1,378,759 at a value of
0.000000033 Euro per  share.

Due to the foregoing, the share swap ratio shall be determined at 9.88 shares of TELECONNECT for each share of ITS.

This swap ratio has been determined bearing in mind the appraisal of ITS and TELECONNECT applicable on today's date, therefore any change that could affect the appraisal of any of such companies in the future shall be irrelevant for the purpose of the share swap ratio agree hereby.

1.1.3. - Performance of the swap: the agreed share swap shall be performed by authorizing public deed/s, the contents of which shall be adapted to the model contained in Schedule X.1 in which the modifications required to adapt this AGREEMENT shall be stated.

1.1.4.- Transfer of ITS' shares: The ITS shares that must be delivered thereby, in exchange for TELECONNECT shares, must be issued thereby and transferred on December 10, 2002 notwithstanding the guarantee consisting of the deposit referred to in the following section.

1.1.5. - Deposit of ITS shares received by TELECONNECT's shareholders: All the ITS shares that TELECONNECT's shareholders must receive in exchange must be deposited with the attorney of the State of Oklahoma, Mr. Steven A. Zrenda until December 5, 2003, for the purpose of the guarantee mentioned in clause 1.5.3 of this Agreement. The deposit agreement, signed by the parties within a term of 48 hours from the date of signing this AGREEMENT, is attached as Schedule X.2.

Such deposit will be extended in the case of the circumstance arising set forth in Clause 1.5.5

Should a prior claim for hidden liabilities not arise, the free transfer of the ITS shares that TELECONNECT's shareholders must receive by means of the swap shall be carried out in the following manner:

     a) 10% of the ITS shares to be received may be freely transferred as of December 6, 2003.

     b) 25% of the ITS shares to be received may be freely transferred as of May 12, 2004.

     c) 65% of the ITS shares to be received may be freely transferred as of May 12, 2005.

     The shareholders of TELECONNECT that receive the ITS shares may only encumber or grant such ITS shares in guarantee, under the aforementioned terms, when they are used as a guarantee to obtain financing for ITS.

1.1.7. - Reserve of economic rights: the acquirers of ITS shares, by virtue of this AGREEMENT, shall be entitled to all the economic proceeds resulting from the ITS shares from the time the relevant public swap deed is authorized. This right shall be valid on December 5, 2003, except for that set forth in Clause 1.5.3, when appropriate.

1.1.8. - Contributions made for increases in capital of TELECONNECT: the parties and/or companies that had made monetary contributions in favor of TELECONNECT charged to subscription of shares in future increases in capital of TELECONNECT, which have not been carried out up to now, may receive, should they so wish, ITS shares instead of TELECONNECT shares as consideration for their contributions. The list of contributing parties, the amount of their respective contribution and the number of TELECONNECT shares they are entitled to, due to the increase in capital, is attached as Schedule XI.

In this manner, such contributors shall be provided with the direct result of the final swap, consisting of acquiring ITS shares, thus avoiding unnecessary delays and costs that could be incurred due to first subscribing to TELECONNECT shares and then swapping them for ITS shares.

In the case regulated in this clause, the contributing parties shall receive as many ITS shares as they are entitled to, in the case of having subscribed to

TELECONNECT shares. Therefore, for the sole purpose of that set forth in this clause, the contributors shall be considered as though they are TELECONNECT shareholders and will thus be listed in the relevant section of Schedule XII. At the same time, the swap list stipulated in clause 1.1.2. has been determined taking into account the right of the contributors to receive ITS shares as though they were TELECONNECT shareholders.

The public swap deeds authorized by the contributing parties shall have a particular feature consisting of the fact that the contributors will swap their right to future subscription of TELECONNECT shares for ITS shares.

1.1.9.- Loans convertible into TELECONNECT shares: The individuals and/or companies that have made loans to TELECONNECT that must be paid by being converted into shares of the company, may receive ITS shares in consideration for this right instead of TELECONNECT shares, if they so wish; this is for the same reasons as set forth in clause 1.1.8. The list of lenders, the amount of their respective loans and the number of TELECONNECT shares they would be entitled to receive, in the case of conversion into shares of such company, is attached hereto as Schedule XIII.

In the case regulated in this clause, the lenders would receive the same amount of ITS shares as they would have received in the case of their loan having been settled with TELECONNECT shares. Therefore, for the sole purpose of that set forth in this clause, the lenders shall be regarded as if they were TELECONNECT shareholders and are therefore listed in the relevant section of Schedule XIV. At the same time, the swap ratio set forth in clause 1.1.2. has been determined taking into account the lenders' right to obtain ITS shares, as if they were TELECONNECT shareholders.

1.1.10.- Exercising acquisition rights as a result of stock option plans: if the current beneficiaries of TELECONNECT stock option plans (Schedule XV) exercise their right to acquire TELECONNECT shares, they may receive ITS shares in consideration for their right instead of TELECONNECT shares, if they so wish;
this  is  for  the  same  reasons  as  set  forth  in  clause  1.1.8.

In the case regulated in this clause, those exercising the stock option would receive the same amount of ITS shares as they would receive in the case of having subscribed to TELECONNECT shares. Therefore, for the sole purpose of that set forth in this clause, those exercising the stock option would be regarded as if they were TELECONNECT shareholders. At the same time, the swap ratio determined in clause 1.1.2. will be readjusted, taking into account the right of those exercising the stock option to obtain ITS shares, as if they were TELECONNECT shareholders.

The public swap deeds authorized by those exercising the option would have the particular feature of the fact that those exercising the option exchange their right to subscribe to TELECONNECT shares for the right to ITS shares.

In the cases set forth in clauses 1.1.8 and 1.1.9, the ITS shares, provided as consideration, are part of the shares representing 12% of the stock capital of ITS to be swapped. As a result, in order to comply with this AGREEMENT, ITS need not issue any more shares in favor of THE MAJORITY SHAREHOLDERS OF TELECONNECT, or any other TELECONNECT shareholder, or even any interested third party. Therefore, ITS is not bound to issue any more shares other than those stipulated in this AGREEMENT, except in the case set forth in Clause 1.1.1

1.1.11. - Responsibility for remedy: ITS, the MAJORITY SHAREHOLDERS OF TELECONNECT and TELECONNECT's other shareholders shall hold unlimited liability in relation to the SHARES they own, for any damages or losses that the other party may suffer due to any remedy that may be required regarding some or all of the shares transferred, in compliance with and through performance of this agreement.

1.2. - Agreement regarding the TELECONNECT payments that must be made by December 5, 2002.

As of the date this document is signed, ITS shall undertake TELECONNECT's payments and liabilities up to the maximum amount of 2,200,000 Euros, providing that by December 5, 2002, shares representing 96% of TELECONNECT's stock capital have been swapped.

1.3.  -  Withdrawal  right

1.3.1. - ITS shall be entitled to withdraw from this AGREEMENT if any of the following facts and circumstances have taken place at the times stated below:
     a) As of the date this AGREEMENT is signed and up to December 5, 2002, it is proven that the net debt of TELECONNECT on the date of signing this AGREEMENT exceeds the amount of 4,000,000 Euros. This shall not include the debts incurred due to the management by the directors or attorneys-in-fact appointed by virtue of this AGREEMENT.

     b) By December 6, 2002, shares representing at least 96% of TELECONNECT's stock capital have not been transferred to ITS.

In order to exercise its withdrawal right, ITS must send notification of its withdrawal to the MAJORITY SHAREHOLDERS OF TELECONNECT by December 10, 2002. In such case, the MAJORITY SHAREHOLDERS OF TELECONNECT must notify the other TELECONNECT shareholders of the aforementioned withdrawal. In addition, in the case of withdrawal, the SHARES transferred to ITS up to December 5, 2002 shall be returned by ITS, which shall bear the costs incurred by the relevant transfer/s for the TELECONNECT shareholders to whom the aforementioned return must be made.

In the event of ITS not exercising its withdrawal right within the stipulated term, it shall continue to be fully bound to comply with this AGREEMENT.

1.3.2.- Pursuant to that stated in section 1.5.1., in the event of TELECONNECT's aggregate net debt exceeding 2,200,000 Euros and ITS deciding not to withdraw from this AGREEMENT, the amounts owed by TELECONNECT that imply that the total debt exceeds 2,200,000 Euros shall be regarded as HIDDEN LIABILITIES, providing they originate prior to the date this AGREEMENT is signed.

1.4.  -  Taking  over  control  of  TELECONNECT  by  ITS.

The current members of TELECONNECT's Board of Directors, made up of Mr. Nicholas Maria Bodo, Baron Von Breummer (Chairman and C.E.O.), Mr. Karl Heinrich Otto Bodo, Baron Von Breummer (board member) and Mr. Jean Marie Vuille (board member) undertake to irrevocably resign from their posts, once this document has been signed, by means of a letter of resignation signed in their own hand, dated November 11, 2002.

However, the current members of TELECONNECT's Board of Directors undertake to summon an extraordinary General Shareholders' Meeting of TELECONNECT's shareholders, prior to resigning from their posts, so that they may agree on the replacement of the Company's current Board of Directors with a Sole Director, appointing Mr. Gustavo Gomez Sanchez to this post, whose personal details are set forth in section I ("appearing") of this AGREEMENT, modifying TELECONNECT's current by-laws insofar as may be necessary for such purpose, to be held on December 10 on the first summons, or the next day on the second summons.

The current members of TELECONNECT's Board of Directors undertake that such body shall agree to revoke all the powers-of-attorney granted by TELECONNECT that are currently in force, as well as to dismiss the current Non-executive Secretary (Mr. Jordi Bellvehi Munoz). In addition, they undertake to appoint Mr. Gustavo Gomez, as attorney-in-fact of TELECONNECT, S.A., with as wide embracing commercial powers of attorney as may be required by law.

The certificate of the resolution adopted by the Board of Directors of TELECONNECT on November 9, 2002 and the respective letters of resignation of the directors and the non-executive secretary are attached as Schedule XIV.

Mr. Gustavo Gomez or any other person holding general authority for the management and administration of TELECONNECT must act with the utmost diligence in dealing with the net debt that TELECONNECT undertook on November 12, 2002, in such a manner that this obligation does not harm the interests of the MAJORITY SHAREHOLDERS of TELECONNECT.

1.5.  Compensation  for  HIDDEN  LIABILITIES  and  guarantees.

1.5.1.- Obligation to compensate: Those acquiring ITS shares, by virtue of this AGREEMENT, shall compensate ITS for any HIDDEN LIABILITY, notwithstanding that set forth in articles 1102, 1107 and related articles of the Civil Code.

1.5.2. - Amount of compensation: The amount of compensation shall be equivalent to 100% of the amount of the HIDDEN LIABILITY, including, as well as the net amount, all the costs, interests and, if any, the taxes and other economic consequences that are related to such HIDDEN LIABILITY.

1.5.3.  -  Guarantees:

a.- Guarantee of deposit of the ITS shares: Up to the December 5, 2003, the shares of ITS received by the shareholders of TELECONNECT and deposited, pursuant to section 1.1.5., shall be used as a guarantee for ITS for any possible HIDDEN LIABILITIES claimed until such date.

For such purpose, follow-up actions, by the persons that the parties may deem appropriate, shall be carried out by means of monthly meetings, in order to detect and endeavor to find possible solutions for the HIDDEN LIABILITIES that may arise.

On November 12, 2003, ITS must have determined and appraised the possible HIDDEN LIABILITIES that may have been revealed and have notified them in a registered manner to Mr. Nicholas Bruemmer. The enforcement of the guarantee for HIDDEN LIABILITIES may not be claimed before November 30, 2003.

b.- Personal guarantee of Nicholas Bruemmer: In addition to the aforementioned guarantee, in the case that it is not sufficient to cover the HIDDEN LIABILITIES that may be determined, Mr. Nicholas Bruemmer shall personally cover up to the amount of 100,000 Euros.

c. - Guarantee only in the case of the debt of TELEGLOBE: Only in the specific case of the debts held by TELECONNECT with the operator TELEGLOBE, in the case that the latter does not accept a negotiated agreement to pay the debt by a deduction, Mr. Nicholas Bruemmer grants ITS the option to claim such debt up to an amount of 250,000 Euros at the time that the whole payment of the debt must be settled, for a term of twelve months, counted from the date this AGREEMENT is signed. Such option shall depend on the fact that at the time of exercising such option, ITS can prove that the net debt of TELECONNECT on the date of this AGREEMENT is higher than 2,200,000 Euros and that the amount paid by Mr. Nicholas Bruemmer (either by an increase in capital, a loan or in any other manner) is granted under the same terms and conditions as any other investor or shareholder that makes a cash contribution to ITS.

d.- Guarantee of OLACAPITAL, S.L.: If within a term of 12 months, counted from the date this AGREEMENT is signed, TELECONNECT needs financing, Mr. Nicholas Bruemmer, acting in the name and on behalf of OLACAPITAL S.L., shall grant ITS an option to claim an amount of up to 250,000 Euros from this company, under the following conditions: (i) there will be a term of three months counted from the date this agreement is signed in which ITS may not claim such amount, (ii) the amount must be claimed with at least 45 days prior notice, (iii) the amount contributed by OLACAPITAL S.L. to ITS shall be provided under the same conditions as to other investors and shareholders of ITS.

OLACAPITAL S.L. accepts that the guarantee is granted, as stated in the previous paragraph, providing that, when 12 months have elapsed for the date this AGREEMENT is signed, the actual net debt on the date it is signed is determined as being less than 2,200,000 Euros, the resulting amount of 50 per cent of the difference between the actual net debt and such figure of 2,200,000 Euros shall be paid by ITS to OLACAPITAL, S.L. in cash or in exchange for ITS shares, within a term of three months after the termination of such term of 12 months.

In the case that OLACAPITAL S.L. does not provide the aforementioned guarantee, when it is bound to do so by virtue of this AGREEMENT, Nicholas Bruemmer shall personally accept the fulfillment of such obligation.


1.5.4.- Terms for claims: In a general manner, the purchasers of ITS shares by virtue of this AGREEMENT shall be liable, in the manner stated in section 1.5.3, for all the HIDDEN LIABILITIES that are claimed by ITS.

1.5.5. - Continuing obligation to compensate: Any claim made due to HIDDEN LIABILITIES, within the term set forth in section 1.5.3, shall imply that the calculation of the term to claim and the obligation to compensate shall be suspended. If there is no agreement reached between the parties, it shall continue, when appropriate, until the final and absolute settlement of the claim in question. Similarly, in this case, the deposit of the ITS shares used as a guarantee of HIDDEN LIABILITIES shall be extended until the aforementioned final and absolute settlement of the claim in question.

1.5.6.-  Claim by ITS to the acquirers of ITS shares by virtue of this FRAMEWORK
AGREEMENT: In the case that ITS must claim liability of the acquirers of the ITS shares, by virtue of this FRAMEWORK AGREEMENT, for HIDDEN LIABILITIES that do not stem from a claim by a third party, the following procedure shall be carried out:

     a) When ITS becomes aware that there is a HIDDEN LIABILITY, it shall make the relevant notification in writing to the MAJORITY SHAREHOLDERS OF TELECONNECT, stating the reasons and the amount, and attach, if any, copies of the documents on which it is based. The MAJORITY SHAREHOLDERS OF TELECONNECT must notify the other acquirers of ITS shares, by virtue of this FRAMEWORK AGREEMENT, of the aforementioned claim by ITS.

     b) If such claim is not expressly accepted by all the MAJORITY SHAREHOLDERS OF TELECONNECT, within fifteen (15) calendar days after the notification thereof, the claim shall be deemed to have been rejected.

     c) In the case of no reply or an opposition by any of the MAJORITY SHAREHOLDERS OF TELECONNECT to the claim made, the dispute arising shall be settled by the relevant arbitration procedure.

1.5.7.- Claim by a third party: In the case that any third party, including the Public Authorities, brings a claim against TELECONNECT for any reason that could give rise to an obligation to compensate HIDDEN LIABILITIES, the MAJORITY SHAREHOLDERS OF TELECONNECT may undertake the defense of TELECONNECT regarding such claim. For such purpose:

     a) ITS or TELECONNECT shall notify the MAJORITY SHAREHOLDERS OF TELECONNECT of any such claims within the shortest of the following terms:
     (i) the first quarter (1/4) of the working term set forth by law for replying to the claim or (ii) five working days.

     b)  If   any  claim  is  made, the  MAJORITY  SHAREHOLDERS  OF  TELECONNECT shall notify ITS or TELECONNECT, within the following three working days, stating whether they wish to oppose the claim.

     c) In the case of the MAJORITY SHAREHOLDERS OF TELECONNECT deciding to opt for judicial, arbitration or administrative channels, they must appoint the Legal Counsel, bearing all the costs and fees that may be incurred, if any, and ITS and TELECONNECT shall be held harmless; however they shall be entitled to be notified of all the information regarding the action and to be consulted regarding the means of defense to be used.

     d) If the MAJORITY SHAREHOLDERS OF TELECONNECT refuse to undertake the defense or do not reply to the notification by ITS or TELECONNECT within the stipulated term, as well as in cases of urgent need, ITS or TELECONNECT must act, in good faith and with due diligence, in the most suitable manner to defend all the interests involved, including those of the MAJORITY SHAREHOLDERS OF TELECONNECT, and must notify them of any the decisions, actions and measures to be adopted. Such circumstances shall not limit the liability of those acquiring ITS shares, by virtue of this AGREEMENT, which, except in the case of bad faith by ITS or TELECONNECT, shall accept the result of the actions, including the legal or administrative costs, if any. Notwithstanding the foregoing, in the case of urgent need, the actions of ITS or TELECONNECT shall be limited to avoiding any harm to their interests and it must send the MAJORITY SHAREHOLDERS OF TELECONNECT all the relevant information concerning the claim in question as soon as possible. In addition, in cases in which the MAJORITY SHAREHOLDERS OF TELECONNECT have abstained from acting in their defense, any agreement for settlement received by TELECONNECT or, if any, ITS, shall be subject to authorization by the MAJORITY SHAREHOLDERS OF TELECONNECT. Such authorization by the MAJORITY SHAREHOLDERS OF TELECONNECT may not be refused without a justifiable reason.

     e) In the case of the defense against a certain claim requiring guarantees to be provided in order for the proceedings to be suspended, such guarantee shall be provided or the cost thereof shall be borne by the MAJORITY SHAREHOLDERS OF TELECONNECT in the case of them having undertaken the defense.

     f) The MAJORITY SHAREHOLDERS OF TELECONNECT, by themselves or by means of the advisors appointed thereby, shall be allowed free and full access to all the information and documents concerning the claim in question that is in ITS' or TELECONNECT's possession.

     g) Reciprocally, ITS, by itself or through TELECONNECT, must provide all the necessary information so that the MAJORITY SHAREHOLDERS OF TELECONNECT may exercise the rights to defend their interests, referred to

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     in  this  clause,  as  well  as  to  provide  the appropriate cooperation, including granting powers of attorney in favor of any Legal Counsel appointed by the MAJORITY SHAREHOLDERS OF TELECONNECT.

     h) The breach of its obligation to notify or deliver the required documents for their defense under the responsibility of ITS or TELECONNECT, shall give rise to the acquirers of ITS shares, by virtue of this AGREEMENT, being released from their obligation to compensate the HIDDEN LIABILITY in question and it shall not be deemed as a HIDDEN LIABILITY for the purpose of this AGREEMENT.


1.6.  Other  obligations  of  the  Parties

Contractual performance: In accordance with the terms and conditions of this AGREEMENT, the MAJORITY SHAREHOLDERS OF TELECONNECT and ITS shall take all the steps necessary to complete this AGREEMENT, avoiding performance or omission of any act that may affect the validity of that stipulated in this AGREEMENT or the enforceability thereof.

Authorization of the Public Deed: Should ITS deem it appropriate, the MAJORITY SHAREHOLDERS OF TELECONNECT undertake to carry out all the procedures necessary to authorize this AGREEMENT in a public deed.

2.  -  Final  provisions.
       ------------------

2.1. - Binding nature of this AGREEMENT: This AGREEMENT shall bind the parties, in other words ITS and the MAJORITY SHAREHOLDERS OF TELECONNECT, from the time it is signed, in all its terms, notwithstanding any actions they may be pending in performance thereof.
Likewise, this AGREEMENT shall bind the rest of the acquirers of ITS shares as of the time they sign the swap deed mentioned in Clause 1.1.3.

2.2. - Taxes: Any taxes derived from performance of this AGREEMENT shall be paid by the individuals or companies that are the payers thereof, pursuant to applicable tax legislation.

2.3.- Costs: Any costs incurred from negotiating, carrying out the formalities and performance of this AGREEMENT, including the fees of the advisors involved, shall be fully paid by the PARTY that contracted or requested them and the common expenses - including the Notary Public's fees - shall be paid in equal parts. The costs incurred for carrying out the Due Diligence report on TELECONNECT shall be exclusively borne by ITS.

2.4. - Notice: Any notice, instruction, question or other document that must be delivered to any of the Parties must be carried out by registered fax or any other means by which a record may be kept of receipt thereof, with delivery to the addressee, acknowledgement of receipt and certification of the contents, to the following addresses:

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

THE  MAJORITY  SHAREHOLDERS  OF  TELECONNECT:

The contact person representing all the foregoing shall be Mr. Nicholas Bruemmer, who shall immediately undertake to inform them. His details are as follows:

Address:  Finca  Sta.  Barbara,  Marbella  Club,  19600  Marbella

Telephone:  952773755

Fax:  952770186

E-mail:  nicholasb@teleconnect.es


ITS:

The contact person representing all the foregoing shall be Mr. Gustavo Gomez Sanchez, who shall immediately undertake to inform them. His details are as follows:

Address:  Calle  Villanueva,  n  16,  5  Planta,  28001,  Madrid.

Telephone:  914312475

Fax:  915780074

E-mail:  gustavo.gomez@itseurope.es

That set forth in this Clause does not excuse or justify lack of verbal notification in order to inform the other party, when appropriate, but such verbal notification is notwithstanding the obligation to provide notification in writing.


3.  -  General  Clauses
       ----------------

3.1. - Modifications and addendums: Any modification or addendum to this AGREEMENT shall only be valid if it is expressly stated to be so and is signed by both parties. In such cases, except for the clauses that are expressly modified, all the rest of the clauses that make up the AGREEMENT shall continue to be valid and therefore fully binding and enforceable.

3.2. - Replacement of previous agreements: This AGREEMENT is the final and most complete expression of the parties' wishes, concerning the envisaged transaction. As a result, the parties agree to render any previous agreements concerning this transaction null and void, whether these are verbal or in writing, and to replace them with the contents of this agreement.

3.3. - Severability: The nullity and therefore the inapplicability of any of the clauses that are part of this AGREEMENT shall not invalidate the remaining clauses, which shall remain fully valid and in force.

3.4. - Entire agreement: This AGREEMENT is the full contents of that negotiated and agreed by the PARTIES and any modification or amendment thereto must be recorded in writing and the remaining formalities required for signing this AGREEMENT must be complied with. The PARTIES expressly state that there is no undertaking, statement or guarantee other than those contained herein.

3.5. Shareholders Agreement: A "shareholders agreement" is attached as Schedule VI to this AGREEMENT, which regulates the relationship between the ITS shareholders, and will be signed by the parties within a term of 48 hours after this AGREEMENT is duly signed.

3.6. - Version in English: This AGREEMENT shall be translated into English with the stamp of an official translator in the shortest time possible.

3.7. - Post on the Board of Directors of ITS: ITS reserves a post on the Board of Directors as a representative of the MAJORITY SHAREHOLDERS OF TELECONNECT.

4.  -  Applicable  Law
       ---------------

Legislation: This AGREEMENT shall be governed by that set forth in the clauses contained herein and, in a subsidiary manner, by that set forth in Spanish common law, and it must be interpreted and performed in accordance therewith.

5.  -  Jurisdiction
       ------------

5.1.- Arbitration: THE PARTIES agree that any legal proceedings, disputes, questions or claims that may arise due to the interpretation or performance of this AGREEMENT, or directly or indirectly related thereto, shall be finally resolved by means of legal arbitration by one (1) arbitrator appointed by a mutual agreement between the Parties from among those on the list of arbitrators of the Madrid Arbitration Court or, in the case of disagreement, whichever may be appointed by the Bar Association of Madrid, within the framework of the Madrid Arbitration Court of the Official Chamber of Commerce and Industry of Madrid to which the management of the Arbitration shall be entrusted, in accordance with its regulations and by-laws. The arbitrator must rule on the relevant costs of the arbitration, which shall be borne in accordance with that stated in this Agreement. The parties expressly state that they will abide by any arbitration ruling that may be decreed.

5.2. - Jurisdiction: In particular, and as necessary, insofar as the judicial formalities of the arbitration, judicial protection or judicial enforcement of the ruling may be required, the parties expressly submit to the Courts and Tribunals of the city of Madrid, expressly waiving any other jurisdiction that may be applicable.

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

In witness whereof, having carefully read this AGREEMENT, the PARTIES sign it in four (4) copies, two in English and two in Spanish, with no amendments, corrections or erasures, all with identical binding validity, in the place and on the date set forth ut supra.

ITS

Mr.  Gustavo  Gomez  Sanchez

MAJORITY  SHAREHOLDERS  OF  TELECONNECT

Mr.  Nicholas  Maria  Bodo,  Baron  Von  Bruemmer

Mr.  Alfonso  Nicolas  de  Borbon  Yordi



























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